Exhibit 99.1

Carbylan Therapeutics, Inc. and KalVista Pharmaceuticals Ltd. Enter into

Share Purchase Agreement

—Transaction forms combined NASDAQ-listed biopharmaceutical company, focused on the discovery, development and commercialization of plasma kallikrein inhibitors for the treatment of hereditary angioedema (HAE) and diabetic macular edema (DME)

—KalVista to become a wholly owned subsidiary of Carbylan, and KalVista shareholders to become majority owners of Carbylan upon the closing of the transaction

Palo Alto, California, USA and Salisbury, UK, June 15, 2016— Carbylan Therapeutics, Inc. (Nasdaq: CBYL) and KalVista Pharmaceuticals Ltd., a privately-held biopharmaceutical company, announced today that they, together with the shareholders of KalVista, have entered into a definitive share purchase agreement pursuant to which the shareholders of KalVista will become the majority owners of Carbylan. If approved, Carbylan will be renamed KalVista Pharmaceuticals, Inc.

The transaction has been unanimously approved by the boards of directors of both companies. Carbylan’s three largest shareholders, InterWest Partners, Alta Partners and Vivo Capital, who hold approximately 50% of Carbylan’s voting shares, have entered into agreements in support of the proposed transaction. KalVista’s existing shareholders, which have unanimously agreed to the proposed transaction, include Longwood Fund, Novo A/S, RA Capital Management, SV Life Sciences and Venrock. The transaction is subject to customary closing conditions, including approval by the stockholders of Carbylan.

David Renzi, President and CEO of Carbylan stated: “Following an extensive and thorough review of strategic alternatives, we concluded that the transaction with KalVista provides Carbylan stockholders a meaningful equity ownership stake and an attractive opportunity for value appreciation in a biopharmaceutical company with promising clinical assets and substantial upside potential. We are optimistic that KalVista’s pipeline and strong leadership team, together with the combined company’s cash resources, will enable the company to reach significant milestones in KalVista’s pipeline.”

Andrew Crockett, KalVista’s CEO said: “This transaction allows us to continue the development of our potentially best-in-class plasma kallikrein inhibitor platform, and rapidly advance our programs in HAE and DME, bringing much-needed treatments to patients. We are in a very strong position to drive the growth of the combined company, and achieve the full potential of our therapeutic pipeline.”

Upon the closing of the transaction, the executive officers of KalVista will assume their respective positions at the combined company, and the executive officers of Carbylan will resign. The Board of Directors of the combined company will include two members designated by Carbylan prior to the closing of the transaction.

KalVista shareholders will receive newly issued shares of common stock of Carbylan in connection with the transaction contemplated by the share purchase agreement. Upon the closing of the transaction, existing KalVista equityholders are expected to own approximately 81% of the combined company, and existing Carbylan stockholders are expected to own approximately 19% of the combined company, each on a fully-diluted basis. The percentage of the combined company that KalVista equityholders will own as of the closing of the transaction is subject to adjustment based on the amount of Carbylan’s net cash at closing date. The share purchase agreement contains further details with respect to this adjustment and the transaction.

The proposed transaction is expected to close late in the third quarter or early in the fourth quarter of 2016. The total cash balance, net of debt and expected transaction costs, of the combined company upon the closing of the proposed transaction is expected to be between $35 and $40 million, which is expected to be sufficient to allow the combined company to achieve meaningful clinical data.

Carbylan was advised in the proposed transaction by Wedbush PacGrow and KalVista was advised by Jefferies LLC. Latham & Watkins LLP served as legal counsel to Carbylan and Fenwick & West LLP and Cooley LLP served as legal counsel to KalVista.

Conference Call Information

Carbylan and KalVista will host a conference call during the week commencing June 20th to discuss the proposed transaction. Call in information will be provided in a future press release.

About KalVista

KalVista is a pharmaceutical company focused on the discovery, development, and commercialization of small molecule protease inhibitors for diseases with significant unmet needs. KalVista has developed a proprietary portfolio of small molecule plasma kallikrein inhibitors targeting hereditary angioedema (HAE) and diabetic macular edema (DME). The Company’s portfolio of orally delivered plasma kallikrein inhibitors for HAE is expected to commence Phase 1 clinical trials in the third quarter of 2016. KalVista’s most advanced program, an intravitreally administered plasma kallikrein inhibitor for DME, has successfully completed Phase 1 clinical trials in DME patients and is being prepared for a Phase 2 clinical trial.

The Company has raised capital from international life science investors. In addition, its development programs have received grant support from the JDRF, Innovate UK, and the European Commission. www.KalVista.com

About Carbylan

Carbylan Therapeutics, Inc. is a clinical-stage specialty pharmaceutical company. Carbylan’s initial focus was on the development of Hydros-TA, its proprietary, potentially best-in-class intra-articular injectable product candidate to treat pain associated with osteoarthritis of the knee. Carbylan was incorporated in the state of Delaware on March 26, 2004 as Sentrx Surgical, Inc. Carbylan’s name was changed to Carbylan Biosurgery, Inc. on December 14, 2005 and again to Carbylan Therapeutics, Inc. on March 7, 2014.

Since commencing operations in 2004, Carbylan has devoted substantially all of its efforts to identifying and developing product candidates for therapeutic markets, recruiting personnel and raising capital. Carbylan has devoted predominantly all of its resources to the preclinical and clinical development of, and manufacturing capabilities for, Hydros-TA.

In February 2016, Carbylan announced topline results of COR1.1 trial, a Phase 3 clinical trial comparing treatment with Hydros-TA to treatment with Hydros and with TA, on a standalone basis. Hydros-TA met the first of its two primary endpoints but did not meet its second primary endpoint. In April 2016, Carbylan announced that it had suspended further clinical development of Hydros-TA.

Safe Harbor

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Carbylan intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed transaction with KalVista and furnish or file other materials with the SEC in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Carbylan and will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING DECISION, CARBYLAN’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Carbylan with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement upon request directed to the Corporate Secretary at 39899 Balentine Drive, Suite 200, Newark, CA 94560, or by phone at (510) 933-8365.

Participants in the Solicitation

Carbylan, KalVista and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Carbylan in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction described herein will be included in the proxy statement described above. Additional information regarding the directors and executive officers of Carbylan is included in proxy statement for its 2016 Annual Meeting, which was filed with the SEC on April 28, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Carbylan.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the structure, timing and completion of the proposed transaction; Carbylan’s continued listing on NASDAQ prior to and after the proposed transaction; expectations regarding the capitalization, resources and ownership structure of the combined company; expectations regarding the sufficiency of the combined company’s resources to fund the advancement of any development program or the completion of any clinical trial; the nature, strategy and focus of the combined company; the safety, efficacy and projected development timeline and commercial potential of any product candidates; the executive officer and board structure of the combined company; and the expectations regarding voting by Carbylan stockholders. Carbylan, KalVista and KalVista’s shareholders may not actually consummate the proposed transaction, or any plans or product development goals in a timely manner, if at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Carbylan’s and KalVista’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with stockholder approval of and the ability to consummate the proposed transaction through the process being conducted by Carbylan and KalVista, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources for combined company operations and to conduct or continue planned clinical development programs, the ability to successfully develop any of KalVista’s product candidates, and the risks associated with the process of developing, obtain regulatory approval for and commercializing drug candidates that are safe and effective for use as human therapeutics. Risks and uncertainties facing Carbylan are described more fully in Carbylan’s periodic reports filed with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Carbylan undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Carbylan Therapeutics, Inc.

David Renzi

(510) 933-8365

info@carbylan.com

KalVista Pharmaceuticals Ltd.

Andrew Crockett

+44 1980 753002

info@kalvista.com